EXHIBIT 99.1

[Reptron Logo]

13700 Reptron Blvd. • Tampa, FL 33626-3046 • 813.854.2351

Contact:	Paul J. Plante
President and Chief Operating Officer
(813) 854-2351
pplante@reptron.com

FOR IMMEDIATE RELEASE

REPTRON ELECTRONICS, INC. ANNOUNCES

FIRST-QUARTER 2003 FINANCIAL RESULTS

Tampa, Florida, May 21, 2003 — Reptron Electronics, Inc. (Nasdaq: REPT), an electronics manufacturing supply chain services company, today reported financial results for its first quarter ended March 31, 2003. As previously reported, Reptron has signed a definitive agreement to sell the assets (other than accounts receivable) and business of its electronic components distribution division. There remain a number of conditions precedent to closing that must be either satisfied or waived prior to the closing, and there further remain a number of third party consents to the transaction, which if not obtained may prevent the closing from occurring. The first quarter, 2003 results have been adjusted to reflect the results of the remaining operations while segregating and summarizing the discontinued operation, in accordance with current accounting pronouncements.

Reptron recorded first quarter, 2003 net sales of $45.2 million, an 11% decrease from the same period a year ago. The Company incurred a first quarter, 2003 net loss from continuing operations totaling $2.4 million, or $0.37 per fully diluted share, compared to a $4.3 million net loss from continuing operations in the same period a year ago. Reptron generated $3.4 million in cash from operations in the first quarter, 2003 which was used primarily to further reduce debt.

As of March 31, 2003, Reptron owed $76.3 million under its 6 ¾% Convertible Subordinated Notes due in August, 2004 (“Notes”). Although Reptron remains in default of the Notes for its failure to pay interest due on February 1, 2003, as earlier reported, interest expense associated with this debt totaling approximately $1.3 million has been accrued and is included in the first quarter, 2003 net loss from continuing operations.

Reptron incurs certain operating expenses which cannot be directly charged to any one division. Therefore, these shared expenses are allocated across the operating divisions. Management believes that these expenses will reduce in future periods assuming the sale of the distribution division is concluded.

However, in the first quarter, 2003, all of these expenses are included in the loss from continuing operations and no allocation has been made to the discontinued operation.

Reptron also recorded a $17.2 million loss from its discontinued distribution operations during the first quarter, 2003. The loss consists of the results from business operations during the quarter as well as charges associated with impairment of long lived assets and increases in reserves for assets held for resale. Non-cash charges included in the loss from discontinued operations totaled $16.1 million.

Reptron’s President and Chief Operating Officer commented, “We are pleased to have executed a definitive purchase agreement for the sale of our Reptron Distribution division. The completion of this sale transaction will be an important step toward our efforts in restoring profitable operating results at Reptron Electronics, Inc. We are also focused on the negotiations of the restructuring of the indebtedness of our Notes. The completion of these negotiations is also a critical part of our future success and operating strategy.”

Plante continued, “We remain committed to working closely with all of our stakeholders towards successful conclusion of these significant initiatives. Close communication is critical in order to clearly understand the financial reporting of these events. We thank these stakeholders for their support that we continue to receive.”

Due to the significant transactions currently in process, providing guidance for future periods is extremely difficult. Therefore, Reptron will not be providing such guidance at the present time.

About Reptron

Reptron Electronics, Inc. is a leading electronics manufacturing supply chain services company providing distribution of electronic components, custom logistics and supply chain management services, engineering services, electronics manufacturing services and display integration services. Reptron Distribution is authorized to sell over 30 vendor lines of semiconductors, passive products and electromechanical components and offers a variety of custom logistics and supply chain management services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to OEMs in a wide variety of industries. Reptron Display and System Integration provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptron.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Certain of the above statements contained in this press release, are forward-looking statements that involve a number of risks and uncertainties. The statements regarding the closing of the sale of the electronic component distribution division are forward-looking statements. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: failure of the closing of the sale of the electronic component distribution division for: failure of any of the required consents not being obtained, or are granted subject to conditions that are unacceptable to either party, failure of any one of the conditions precedent to closing being either satisfied or waived, commencement of bankruptcy proceedings, commencement of litigation seeking to enjoin the sale transaction, exercise of available remedies by either the Holders of the Company’s 6 3/4% Subordinated Convertible Notes (“Notes”) or the Trustee under that certain Indenture dated August 5, 1997 pursuant to which the Notes were issued as a result of the Company’s continuing default of the Notes and the Indenture, exercise by Congress Financial Corporation (Florida) as Agent (“Congress”) under that certain Loan and Security Agreement, as amended (“Loan Agreement”) with the Company in the event the conditions of its consent to this transaction fail, exercise by Congress of remedies available to it as a result of the continuing default of the Company under the Loan Agreement, business conditions and growth in the Company’s industry and in the general economy; competitive factors; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; uncertainties involved in implementing improvements in the manufacturing process; the ability of the Company to complete and integrate acquisitions; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “appears,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three months ended March 31,
	2003	2002
Net sales:
Reptron Computer Products	$10,640	$15,074
Electronic Manufacturing Services	34,524	35,778

Total net sales	$45,164	$50,852

Gross profit:
Electronic Component Distribution	$597	$1,499
Electronic Manufacturing Services	4,302	2,540

Total gross profit	4,899	4,039

Selling, general and administrative expenses[1]	5,636	6,620

Operating loss	(737)	(2,581)

Interest expense, net[2]	1,656	1,762

Loss from continuing operations before income taxes	(2,393)	(4,343)

Income tax provision (benefit)	—	—

Loss from continuing operations	(2,393)	(4,343)

Discontinued operations
Loss from operations of discontinued Reptron Distribution (including loss on disposal of $1,789 in 2003)[3]	(17,223)	(2,195)
Income tax benefit	—	—

Loss on discontinued operations	(17,223)	(2,195)

Net loss	$(19,616)	$(6,538)

Net loss from continuing operations per common share—diluted	$(0.37)	$(0.68)
Net loss from discontinued operations per common share—diluted	$(2.68)	$(0.34)

Net loss per common share—diluted	$(3.05)	$(1.02)

Weighted average common shares outstanding—diluted	6,417,196	6,413,640

(1)	Includes all common or shared expenses which cannot be properly charged directly to any specific operating division. No allocation has been made to the discontinued distribution operation. Management believes these common expenses will decrease upon completion of the sale of the discontinued distribution operation.

(2)	Includes $1.3 million of interest accrued but unpaid on the Company’s Convertible Notes. Negotiations are in process to restructure these notes.

(3)	Non-cash charges included in the loss in discontinued operations totaled $16.1 million.

REPTRON ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2003	Dec 31, 2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$479	$370
Accounts receivable—trade, net	37,234	41,743
Inventories, net	24,462	26,746
Assets held for sale	12,771	28,832
Prepaid expenses and other	2,019	1,909

Total current assets	76,965	99,600

PROPERTY, PLANT & EQUIPMENT—AT COST, NET	22,436	23,377
GOODWILL, NET	26,779	30,073
DEFERRED INCOME TAX	2,442	2,449
OTHER ASSETS	1,752	1,475

TOTAL ASSETS	$130,374	$156,974

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable—trade	$19,033	$19,045
Note payable to bank	31,273	33,606
6 ¾% Convertible Subordinated Notes	76,315	—
Current portion of long-term obligations	880	1,080
Liabilities held for sale	4,105	7,948
Accrued expenses	8,385	8,860

Total current liabilities	139,991	70,539

LONG-TERM OBLIGATIONS, less current portion	3,971	80,407

SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred Stock—authorized 15,000,000 shares of $.10 par value; no shares issued	—	—
Common Stock—authorized 50,000,000 shares of $.01 par value; issued and outstanding, 6,417,196 and 6,417,196 shares, respectively	64	64
Additional paid-in capital	23,146	23,146
Retained earnings (deficit)	(36,798)	(17,182)

TOTAL SHAREHOLDERS EQUITY (DEFICIT)	(13,588)	6,028

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY (DEFICIT)	$130,374	$156,974